UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain    Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of shareholders of The TJX Companies, Inc. (the “Company”) held on June 7, 2022, our shareholders approved an amended and restated Stock Incentive Plan (the “SIP”). Among other things, the SIP (2022 Restatement) increases the shares available for issuance under the SIP by 27,000,000 shares, extends the term of the SIP to June 7, 2032, the tenth anniversary of this year’s annual meeting of shareholders, and provides that the aggregate value of awards granted to each non-employee director under the SIP, together with the value of cash retainers and all other compensation paid to the non-employee director, for his or her services as a director in any fiscal year, may not exceed $800,000.

The foregoing description of the SIP (2022 Restatement) is qualified in its entirety by reference to the SIP, which is incorporated herein by reference to Appendix B to the Company’s definitive proxy statement for the 2022 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on April 28, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of The TJX Companies, Inc. (the “Company”) was held on June 7, 2022. The final voting results of the annual meeting are as follows:

Proposal 1: Each nominee for director was elected, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstaining	Broker Non-Votes
José B. Alvarez	958,569,113	28,343,527	879,953	60,770,668
Alan M. Bennett	904,135,104	82,747,583	909,906	60,770,668
Rosemary T. Berkery	946,782,755	40,136,697	873,141	60,770,668
David T. Ching	926,106,183	60,795,731	890,679	60,770,668
C. Kim Goodwin	981,945,866	4,968,773	877,954	60,770,668
Ernie Herrman	973,029,069	13,872,886	890,638	60,770,668
Michael F. Hines	923,215,831	63,672,952	903,810	60,770,668
Amy B. Lane	930,334,977	56,591,645	865,971	60,770,668
Carol Meyrowitz	928,495,590	57,717,138	1,579,865	60,770,668
Jackwyn L. Nemerov	927,183,068	59,742,932	866,593	60,770,668
John F. O’Brien	931,265,440	55,625,513	901,640	60,770,668

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2023 was ratified.

For	Against	Abstaining
992,871,944	54,586,165	1,105,152

Proposal 3: The Stock Incentive Plan (2022 Restatement) was approved.

For	Against	Abstaining	Broker Non-Votes
944,968,455	41,471,146	1,352,992	60,770,668

Proposal 4: On an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion (the say-on-pay vote), was not approved.

For	Against	Abstaining	Broker Non-Votes
475,947,271	481,729,375	30,115,947	60,770,668

Proposal 5: A shareholder proposal for a report on effectiveness of social compliance efforts in TJX’s supply chain was not approved.

For	Against	Abstaining	Broker Non-Votes
240,419,144	735,334,309	12,039,140	60,770,668

Proposal 6: A shareholder proposal for a report on risk to TJX from supplier misclassification of supplier’s employees was not approved.

For	Against	Abstaining	Broker Non-Votes
310,340,032	666,311,072	11,141,489	60,770,668

Proposal 7: A shareholder proposal for a report on risk due to restrictions on reproductive rights was not approved.

For	Against	Abstaining	Broker Non-Votes
288,237,516	667,427,599	32,127,478	60,770,668

Proposal 8: A shareholder proposal to adopt a paid sick leave policy for all Associates was not approved.

For	Against	Abstaining	Broker Non-Votes
327,838,039	642,543,754	17,410,800	60,770,668

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits
No.     Description

10.1    Stock Incentive Plan (2022 Restatement), incorporated by reference to Appendix B to the Company’s definitive proxy statement for the 2022 annual meeting of shareholders, filed on April 28, 2022.

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: June 9, 2022